Exhibit 32.2
CERTIFICATION OF CHIEF FINANCIAL
OFFICER OF REGENCY ENERGY PARTNERS LP
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the accompanying quarterly report on Form 10-Q for the quarter ended March 31, 2014, and filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Thomas E. Long, Executive Vice President and Chief Financial Officer of Regency GP LLC, the general partner of Regency GP LP, general partner of Regency Energy Partners LP (the “Partnership”), hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

Date:	May 8, 2014	/s/ Thomas E. Long
Thomas E. Long Executive Vice President and Chief Financial Officer of Regency GP LLC, general partner of Regency GP LP, general partner of Regency Energy Partners LP

A signed original of this written statement required by Section 906 has been provided to and will be retained by Regency Energy Partners LP and furnished to the Securities and Exchange Commission upon request.